Exhibit 99.1

(1) Kathleen D. LaPorte ("LaPorte"), in her capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates.  Ms. LaPorte disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Entrepreneurs Fund, L.P. ("Sprout

Entrepreneurs") and Sprout IX Plan Investors, L.P. ("IX Plan") are Delaware limited partnerships which make investments for long term appreciation.  DLJ Capital Corporation

("DLJCC"), a Delaware corporation, acts as a venture capital partnership management company.

 DLJCC is also the general partner of Sprout Entrepreneurs and Sprout IX and, as such, is responsible for their day-to-day management.  DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs.  DLJ Associates IX, L.P. ("Associates IX"), a

Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX.  DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware

corporation, is the managing general partner of Associates IX.  Ms. LaPorte is a limited partner of Associates IX.  DLJ LBO Plans Management Corporation II ("DLJLBO"), a Delaware

corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management.  DLJLBO makes all of the investment decisions on behalf of IX Plan.

(2) Includes  (i) 236,208 shares of Common Stock sold by Sprout IX, (ii) 736 shares of

Common Stock sold by Sprout Entrepeneurs, (iii) 10,790 shares of Common Stock sold by IX

Plan and (iv) 2,266 shares of Common Stock sold by DLJCC.

(3) Includes  (i) 861,490 shares of Common Stock held directly by Sprout IX, (ii) 2,687 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 39,352 shares of Common

Stock held directly by IX Plan and (iv) 8,261 shares of Common Stock held directly by DLJCC.

(4) Includes  (i) 16,251 shares of Common Stock sold by Sprout IX, (ii) 51 shares of Common

Stock sold by Sprout Entrepeneurs, (iii) 742 shares of Common Stock sold by IX Plan and (iv)

156 shares of Common Stock sold by DLJCC.

(5) Includes  (i) 845,239 shares of Common Stock held directly by Sprout IX, (ii) 2,636 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 38,610 shares of Common

Stock held directly by IX Plan and (iv) 8,105 shares of Common Stock held directly by DLJCC.

(6) Includes  (i) 44,918 shares of Common Stock sold by Sprout IX, (ii) 141 shares of Common

Stock sold by Sprout Entrepeneurs, (iii) 2,053 shares of Common Stock sold by IX Plan and

(iv) 429 shares of Common Stock sold by DLJCC.

(7) Includes  (i) 800,321 shares of Common Stock held directly by Sprout IX, (ii) 2,495 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 36,557 shares of Common

Stock held directly by IX Plan and (iv) 7,676 shares of Common Stock held directly by DLJCC.